                                                                     EXHIBIT 3.2



                          AMENDED AND RESTATED BYLAWS

                                       of

                             PITT-DES MOINES, INC.

                                Amended through

                               February 11, 1999

                 (hereafter the "Corporation" or the "Company")


                                   ARTICLE I

                                 Shareholders



          Section 1.1 Annual Meeting. An annual meeting of the shareholders shall be held in each calendar year on such date as may be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

          Section 1.2 Special Meetings. Special meetings of the shareholders may be called at any time by the chief executive officer or the board of directors or any person who is entitled to do so by law. Upon written request of any person who has called a meeting the secretary shall fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

          Section 1.3 Place of Meeting. All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as may be designated by the board of directors from time to time.

          Section 1.4 Notice. Except as provided in Section 1.5 of these bylaws, written notice of every meeting of the shareholders, specifying the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, shall be given by, or at the direction of, the secretary or other person authorized by the chief executive officer or if they neglect or refuse to do so, the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least ten days prior to the day named for the meeting, unless a greater period of notice is required by law in the particular case. Such notice may be given to each shareholder either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the shareholder's address (or to the shareholder's telex, TWX, telecopier or telephone number) appearing on the books of the Corporation. Notice sent by mail, telegraph or by courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery or, in the case of telex, TWX or telecopier, when dispatched.

          Section 1.5 Adjournments. Adjournment or adjournments of any annual or special meeting, including one at which directors are to be elected, may be taken for such period or periods as the shareholders present in person or by proxy and entitled to vote shall direct. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting. Subject to quorum requirements, at any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed.

          Section 1.6 Quorum. Except as otherwise allowed by law, a shareholders meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine.

          Section 1.7 Action by Shareholders. Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon, except where a greater percentage is required by law or the articles of incorporation.

          Section 1.8 Shareholder Proposals. Any shareholder who desires to submit any proposal for shareholder action at a shareholders meeting shall submit such proposal and a reasonably detailed explanation of the proposal and the reasons therefor to the chairman of the board of the Corporation in writing. Such written submission must be received by the chairman of the board not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, such submission must be received by the chairman of the board not later than the close of business on the tenth day following the date on which notice of the meeting was mailed or public disclosure was made. Nothing in this bylaw shall be construed to affect or otherwise empower the shareholders of the Corporation to make any proposals that pursuant to these bylaws, the articles or law such shareholders are not entitled to make. Any proposals not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded by the chairman and ruled out of order.

          Section 1.9 Redeemable Shares. Unless otherwise provided in the articles of incorporation, redeemable shares that have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares after written notice has been mailed to holders thereof that the shares have been called for redemption and that a sum sufficient to redeem the shares has been deposited with a specified financial institution with irrevocable instruction and authority to pay the redemption price to the holders of the shares on the redemption date upon surrender of certificates therefor, and the sum has been so deposited.

          Section 1.10 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact and filed with the secretary of the Corporation. Notwithstanding any other agreement or any provision in the proxy to the contrary, a proxy shall be revocable at will unless coupled with an interest, but the revocation shall not be effective until written notice of the revocation has been given to the secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the Corporation.

          Section 1.11 Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

          Section 1.12 Determination of Shareholders of Record. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting. The board of directors may from time to time adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.

          Section 1.13 Presiding Officer. All meetings of the shareholders shall be called to order and presided over by the chairman of the board or, in the chairman's absence, by the president, or, in the absence of the president, by an officer or director of the Corporation appointed by the chief executive officer, or, if none of those persons are present, by a chairman of the meeting elected by the shareholders.

          Section 1.14 Voting by Fiduciaries and Pledgees. Shares standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted either in person or by proxy by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares, in person or by proxy, until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

          Section 1.15 Voting by Joint Holders of Shares. Where shares are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise, if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the vote cast by such person or a majority of such persons who are present; and if the persons present are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of such shares shall be divided equally among the persons present without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves, except that, if there has been filed with the secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which such shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of such shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote such shares but only in accordance therewith.

          Section 1.16 Voting by Corporations. Any other domestic or foreign corporation for profit or not-for-profit that is a shareholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any such officer or agent, unless some other person, by resolution of its board of directors or pursuant to a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this Corporation, is appointed its general or special proxy, in which case such person shall be entitled to vote the shares. Shares of this Corporation owned, directly or indirectly, by this Corporation and controlled, directly or indirectly, by the board of directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

          Section 1.17 Judges of Election. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.


                                  ARTICLE II

                              Board of Directors


          Section 2.1 General. The general powers, number, tenure and qualifications of the board of directors and the manner in which directors shall be elected and take action shall be as set forth in the articles of incorporation.

          Section 2.2 Nominations. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors. Nominations, other than those made by or on behalf of the board of directors of the Corporation, shall be made in writing and shall be received by the chairman of the board of the Corporation not later than (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders or public disclosure of the meeting is made. Such notification shall contain the following information to the extent known to the notifying shareholder:(a) the name and residence address of each proposed nominee and of the notifying shareholder; (b) the principal occupation of each proposed nominee; (c) a representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(d) the total number of shares of the Corporation that will be voted for each proposed nominee; (e) the total number of shares of the Corporation owned by the notifying shareholder; (f) a description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder; (g) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (h) the consent of each nominee to serve as a director of the Corporation if so elected. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election may disregard all votes cast for each such nominee.

          Section 2.3 Removal and Resignation. (a) Removal by action of the shareholders. The entire board of directors, or a class of the board or any individual director may be removed from office by the shareholders only as set forth in the articles of incorporation.

          (b) Removal by action of the directors. The board of directors may declare vacant the office of a director (i) if the director is judicially declared of unsound mind, (ii) if the director is convicted of an offense punishable by imprisonment for a term of more than one year, (iii) if within 60 days after notice of election the director does not accept such office either in writing or by attending a meeting of the board of directors or (iv) for any other proper cause.

          (c) Other removal. The provisions of this section shall not be deemed exclusive of any provision of law authorizing the removal of any director or directors.

          (d) Resignation. Any director may resign at any time from the position as a director of the Corporation upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

          Section 2.4 Regular Meetings. The board of directors shall hold an annual meeting for the election of officers and the transaction of other proper business as soon as practical after, and at the same place as, the annual meeting of shareholders or at such other time and place as may be fixed by the board. The board of directors may designate by resolution the time and place, within or without the Commonwealth of Pennsylvania, of other regular meetings.

          Section 2.5 Special Meetings. Special meetings of the board may be called by the chairman of the board, the president, or any two directors. The person or persons calling the special meeting may fix the time and place, within or without the Commonwealth of Pennsylvania, of the meeting, provided that the place shall be within 500 miles of the registered office of the Corporation unless all of the directors agree that the meeting can be held at a place more than 500 miles from the registered office.

          Section 2.6 Notice of Meetings. Written notice of the annual or any regular meeting of the board of directors shall be given to each director not less than five days prior to any such meeting, specifying the time and place of the meeting. Written notice of each special meeting of the board of directors, specifying the time and place of the meeting, shall be given to each director at least 24 hours before the time set for the meeting either personally or by sending a copy thereof by first class or express mail postage prepaid or by telegram (with messenger service specified), telex or TWX (with answerback received) or carrier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) supplied by him to the Corporation for the purposes of notice. Notice sent by express mail, telegraph or courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery or, in the case of telex, TWX or telecopier, when dispatched. Notice sent by regular mail shall be deemed to have been given forty-eight hours after deposited in the United States mail. When a meeting of directors is adjourned, notice need not be given at the adjourned meeting other than by announcement at the meeting at which the adjournment is made.

          Section 2.7 Interested Directors or Officers; Quorum. So long as any one of the following three requirements are met, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation or enterprise in which one or more of this Corporation's directors or officers are directors or officers, or in which such officers or directors have a financial or other interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board that authorizes the contract or transaction, or solely because the interested director's or officer's vote is counted for such purposes. Any such contract or transaction must meet the requirement that either: (1) the material facts as to the interested director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (2) the material facts as to the interested director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to this Corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes such a contract or transaction.

          Section 2.8 Compensation. By resolution of the board of directors, each director may be paid the expenses, if any, of attendance at each meeting of the board of directors or committee thereof, and may be paid a salary or retainer as director, in cash or other compensation as determined by the board, or a fixed sum for attendance at each meeting of the board of directors or committee thereof or both. Subject to the limitations in Section 4.12 of these bylaws no such compensation shall preclude any director from serving the Corporation in any other capacity and receiving further compensation therefor.

          Section 2.9 Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files written dissent to such action with the secretary of the meeting before the adjournment thereof or transmits the dissent to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 2.10 Presiding Officer. All meetings of the board of directors shall be called to order and presided over by the chairman of the board of directors or, in the chairman's absence, by the president or, in the absence of the president, by a director appointed by the chief executive officer, or, if none of those persons is present, by a chairman of the meeting elected by the board of directors.

          Section 2.11 Directors Liability. A director of the Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director for any act or failure to act occurring on or after the effective date of the Directors' Liability Act, unless such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute, or (ii) for any liability of a director for the payment of taxes pursuant to local, State or Federal law. Any repeal or modification of this bylaw by the shareholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification. [Restatement of bylaw contained in Article III,
Section 11 of Corporation's prior bylaws as adopted by the shareholders on April 21, 1987.]


                                  ARTICLE III

                            Committees of the Board

          Section 3.1 Committees of the Board. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. In the absence or disqualification of any member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, though less than a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided in the resolution of the board of directors creating it, shall have and exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to (i) the submission to shareholders of any action requiring by law the approval of shareholders, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of the bylaws, (iv) the amendment, adoption or repeal of any resolution of the board that by its terms is amendable or repealable only by the full board, or
(v) action on matters committed by the bylaws or resolution of the board to another committee of the board.

          Section 3.2 Committee Rules. Unless the board of directors provides otherwise, each committee established by the board may adopt and amend rules for the conduct of its business. In the absence of a resolution of the board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business and take action in the same manner as the board conducts its business pursuant to the articles of incorporation or these bylaws.


                                  ARTICLE IV

                                   Officers


          Section 4.1 Officers and Qualifications. The Corporation shall have a chairman of the board, a president, a chief executive officer (who shall also be the chairman or the president), a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board may also elect one or more group presidents or vice presidents, one or more vice presidents, a controller, and such other officers and assistant officers as the board deems necessary or advisable. The officers shall be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors. Officers of the Corporation as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as is provided by or pursuant to these bylaws, or as is determined by or pursuant to resolutions or orders of the board of directors which shall take precedence over the bylaw provisions set forth in this Article IV.

          Section 4.2 Election, Term, and Vacancies. The officers of the Corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as they determine. Each officer shall hold office until such officer's successor has been duly elected and qualified or until such officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors.

          Section 4.3 Removal; Resignation. (a) Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          (b) Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

          Section 4.4 Chairman of the Board. The chairman of the board of directors shall preside at all meetings of the shareholders and of the directors at which the chairman is present, and shall have such authority and perform such duties as the board of directors may designate.

          Section 4.5 Chairman Emeritus. The chairman emeritus of the board of directors shall have such authority and perform such duties as the board of directors may designate.

          Section 4.6 President. The president shall, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board of directors at which the president is present, and shall have such authority and perform such duties as the board of directors may designate.

          Section 4.7 Chief Executive Officer. The president or the chairman of the board, as the board determines, shall be the chief executive officer. Subject to the control of the board of directors, the chief executive officer shall (a) have general and active management of all the business, property and affairs of the Corporation, (b) see that all orders and resolutions of the board of directors are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the Corporation may require, (d) have custody of the corporate seal, or entrust the same to the secretary, and (e) in general perform all the usual duties incident to the office of chief executive officer and such other duties as may be assigned to the chief executive officer by the board of directors. In the absence or disability of the chief executive officer, the chairman or the president, whoever is not also the chief executive officer, shall perform the duties of the chief executive officer.

          Section 4.8 Vice Presidents. Each vice president, if any, shall perform such duties as may be assigned to such vice president by the board of directors or the chief executive officer.

          Section 4.9 Secretary. The secretary shall (a) keep the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the Corporation, (c) keep a register of the address of each shareholder, which address has been furnished to the secretary by such shareholder, (d) see that all notices are duly given in accordance with law, the articles, and these bylaws, and (e) in general perform all the usual duties incident to the office of secretary and such other duties as may be assigned to the secretary by the board of directors or the chief executive officer.

          Section 4.10 Treasurer. The treasurer shall (a) have custody of all funds and securities of the Corporation, (b) keep, or cause to be kept, complete and accurate accounts of receipts and disbursements in books kept for that purpose, (c) deposit in the name and to the credit of the Corporation, in such depositories as the board of directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed, (d) as directed by the board of directors or the president, disburse monies of the Corporation, taking proper vouchers for such disbursements, and render to the chief executive
officer and directors an account of all of the treasurer's transactions   and of
the financial condition of the Corporation, and (e) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to the treasurer by the board of directors or the chief executive officer. The treasurer shall be ex-officio an assistant secretary.

          Section 4.11 Controller. The controller, if any, shall (a) have general charge of the accounting of the Corporation, and (b) in general perform all the usual duties incident to the office of controller and such other duties as may be assigned to the controller by the board of directors, the chief executive officer or the vice president, finance.

          Section 4.12 Salaries. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation, provided however, that no officer of the Corporation who is receiving a salary from the Corporation, and who is also a director, shall receive any additional compensation by reason of the fact that such officer is also a director.


                                   ARTICLE V

                       Share Certificates and Transfers

          Section 5.1 Certificates. Share certificates shall state (i) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania,
(ii) the name of the registered holder of the shares represented thereby and
(iii) the number and class of shares and the designation of the series, if any, which the share certificate represents. Every share certificate shall be signed by facsimile or otherwise, by the chairman, president or any vice president and countersigned by the treasurer or an assistant treasurer or by the secretary or an assistant secretary.

          Section 5.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of the shares to be transferred or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate representing such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

          Section 5.3 Lost or Destroyed Certificates. In case of loss or destruction of a share certificate, another may be issued in lieu thereof in such manner and upon such terms as the board of directors may authorize in the particular case.


                                  ARTICLE VI

             Waiver of Notice, Action Without Meeting and Meetings

                            By Conference Telephone


          Section 6.1 Waiver of Notice. Whenever any written notice is required to be given by law, the articles, or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.

Except in the case of a special meeting of shareholders, the general nature of the business to be transacted at the meeting need not be specified in the waiver of notice of such meeting. The attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          Section 6.2 Action by Consent. Any action which may be taken at a meeting of the shareholders, of the directors, or of any committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action so taken is signed by all the shareholders who would be entitled to vote at a meeting for such purposes, or by all of the directors in office, or by all of the members of such committee, as the case may be, and is filed with the secretary of the Corporation.

          Section 6.3 Meetings by Means of Conference Telephone. One or more persons may participate in a meeting of the shareholders, of the directors, or of any committee of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

                                  ARTICLE VII

                          Certain Shareholder Rights


          Section 7.1 Inspection of Corporate Records. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the incorporators, shareholders and directors, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or the agent is the person who seeks the right of inspection, the demand shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office or at its principal place of business.


                                 ARTICLE VIII

                   Indemnification of Directors and Officers


          Section 8.1 Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to or otherwise involved in (as a witness or otherwise) an action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether by or in the right of the Corporation or otherwise) by reason of the fact that the person is or was a director or officer of the Corporation or while a director or officer of the Corporation either serves or served as a director, officer, trustee, employee or agent of any other related enterprise or in connection with a related employee benefit plan at the request of the Corporation or serves or served as a director, officer, trustee, employee or agent of any other unrelated enterprise at the specific written request of the Corporation against any expenses and liability actually incurred including without limitation judgments and amounts paid or to be paid in settlement of and in actions brought by or in the right of the Corporation. Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding or in enforcing any right under this Article shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation or, in the case of a criminal action, the majority of the Board of Directors so determines. The right to indemnification and advancement of expenses conferred in this bylaw shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any agreement, vote of stockholders or directors or otherwise, the Corporation having the express authority to enter such agreements as the Board of Directors deems appropriate for the indemnification of and advancement of expenses, including the creation of a fund therefor or equivalent guarantee, to present or future directors and officers of the Corporation in connection with their service as director or officer of the Corporation or their service as director, officer, trustee, employee or agent of any other enterprise or in connection with an employee benefit plan at the request of the Corporation. The right to indemnification and the advancement of expenses provided in this bylaw shall be a contract right, shall continue as to a person who has ceased to serve in the capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

          Section 8.2 Repeal; Alteration. No amendment, alteration or repeal of this Article VIII, nor the adoption of any provision inconsistent with this
Article VIII, shall adversely affect the rights of a director or officer to indemnification and advancement of expenses, existing at the time of such amendment, modification or repeal, or the adoption of such an inconsistent provision.


                                  ARTICLE IX

                              General Provisions


          Section 9.1 Registered Office. The registered office of the Corporation, required by law to be maintained in the Commonwealth of Pennsylvania, shall be 3400 Grand Avenue, Neville Island, Pittsburgh, Pennsylvania 15225. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the board of directors.

          Section 9.2 Other Offices. The Corporation may have additional offices and places of business in such places, within or without the Commonwealth of Pennsylvania, as the board of directors may designate or as the business of the Corporation may require.

          Section 9.3 Corporate Seal. The Corporation shall have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of organization, and the words "Corporate Seal - Pennsylvania" or such inscription as the board of directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

          Section 9.4 Amendment of Bylaws. These bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors, except where the power to repeal, adopt or amend a bylaw on any subject is expressly committed to the shareholders by law, and subject always to the power of the shareholders to change any action taken by the board.

          I hereby certify that the foregoing are the Bylaws of Pitt-Des Moines, Inc., adopted by its Board of Directors on February 11, 1999. I also certify that Section 2.11 of these Bylaws was approved by the shareholders of the Corporation on April 27, 1987.


Date:  February 11, 1999

                                  /s/ Thomas R. Lloyd
                                  -------------------------------
                                  Thomas R. Lloyd, Secretary